Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 11, 2021, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of ION Geophysical Corporation and subsidiaries on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said reports in the following Registration Statements of ION Geophysical Corporation and subsidiaries:

1.	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non-Employee Directors’ Retainer Plan,

2.	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,

3.	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long-Term Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

5.	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,

6.	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.,

7.	Registration Statement (Form S-8 No. 333-145274) pertaining to the Third Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

8.	Registration Statement (Form S-8 No. 333-155378) pertaining to the Fourth Amended and Restated 2004 Long-Term Incentive Plan and the ARAM Systems Employee Inducement Stock Options Program,

9.	Registration Statement (Form S-3 No. 333-159898) of ION Geophysical Corporation,

10.	Registration Statement (Form S-8 No. 333-167943) pertaining to the Fifth Amended and Restated 2004 Long-Term Incentive Plan and the ION Geophysical Corporation Employee Stock Purchase Plan,

11.	Registration Statement (Form S-3 No. 333-166200) of ION Geophysical Corporation,

12.	Registration Statement (Form S-8 No. 333-176046) pertaining to the Sixth Amended and Restated 2004 Long-Term Incentive Plan,

13.	Registration Statement (Form S-8 No. 333-190474) pertaining to the 2013 Long-Term Incentive Plan,

14.	Registration Statement (Form S-4 No. 333-194110) of ION Geophysical Corporation,

15.	Registration Statement (Form S-8 No. 333-209707) pertaining to the 2013 Long-Term Incentive Plan,

16.	Registration Statement (Form S-3 No. 333-234606) of ION Geophysical Corporation, and

17.	Registration Statement (Form S-8 No. 333-229311) pertaining to the Third Amended and Restated 2013 Long-Term Incentive Plan.

/s/ GRANT THORNTON LLP

Houston, Texas

February 11, 2021